Exhibit 99.1

545 E. JOHN CARPENTER FREEWAY, SUITE 1300 IRVING, TX 75062 PH: 972-444-4900 F: 972-444-4949 WWW.FELCOR.COM NYSE: FCH
For Immediate Release:
FELCOR REPORTS SECOND QUARTER EARNINGS
•  Same-store Adjusted EBITDA increased 17%
•  Raising 2014 Operating Outlook
IRVING, Texas, July 31, 2014 - FelCor Lodging Trust Incorporated (NYSE: FCH) reported operating results for the second quarter ended June 30, 2014.
Highlights

•	RevPAR for comparable hotels increased 9.2%.

•	Adjusted FFO per share improved to $0.26 up from $0.21.

•	Adjusted EBITDA increased $4.6 million to $69.2 million, and Same-store Adjusted EBITDA increased $9.9 million, or 17.3%, to $67.0 million.

•	Net income per share improved $0.35 to $0.12.

•	Two non-strategic hotels were sold during the quarter for gross proceeds of $54 million. Agreed to sell five other hotels (four with non-refundable deposits) for gross proceeds of $115 million.

•
The exchange of interests in 10 non-strategic hotels that were owned in joint ventures was completed in July. We now wholly-own five of these non-strategic hotels and will begin marketing them in early September.

•
A $140 million term loan, bearing interest at LIBOR plus 2.5%, and maturing in 2017, closed in July. Proceeds, along with cash and our line of credit, will be used to redeem our remaining $234 million of 10% senior secured notes in August.

•	Redevelopment of the Knickerbocker hotel remains on track to open in early fall.
“I am very pleased with our performance in the second quarter. We exceeded our expectations, as Same-store Adjusted EBITDA increased 17%, and RevPAR growth for our portfolio once again outperformed the industry,” said Richard A. Smith, President and Chief Executive Officer of FelCor. “Our success in executing our strategic plan continues to drive positive results, and we have positioned FelCor to deliver sustainable growth by assembling a high-quality and diverse portfolio. We will continue to leverage our strengths to outperform the industry to create long-term shareholder value.”
Mr. Smith added, “We continue to make very good progress on our portfolio positioning and balance sheet restructuring programs. After unwinding some of our joint ventures, we now have 12 remaining non-strategic hotels. We have agreed to sell five of these hotels. In addition, we obtained a flexible and low-cost term loan that will be used to redeem our 10% senior notes. After that redemption, our cost of borrowing and maturity profile will be greatly improved. We will use proceeds from future asset sales to repay the term loan and our line of credit, thereby completing the final phase of our balance sheet restructing.”

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FelCor Lodging Trust Incorporated Second Quarter 2014 Operating Results
July 31, 2014

Hotel Results

	Second Quarter
	2014	2013	Change
Comparable hotels (46)
RevPAR	$132.17	$121.06	9.2%
Total hotel revenue, in millions	$212.9	$196.6	8.3%
Hotel EBITDA, in millions	$63.6	$55.3	15.0%
Hotel EBITDA margin	29.9%	28.1%	175 bps

Wyndham Hotels (8)
RevPAR	$127.59	$105.95	20.4%
Total hotel revenue, in millions	$35.3	$28.9	21.9%
Hotel EBITDA, in millions	$13.9	$11.2	24.3%
Hotel EBITDA margin	39.5%	38.7%	74 bps

Same-store hotels (54)
RevPAR	$131.45	$118.69	10.8%
Total hotel revenue, in millions	$248.2	$225.5	10.1%
Hotel EBITDA, in millions	$77.5	$66.5	16.6%
Hotel EBITDA margin	31.3%	29.5%	175 bps
RevPAR for our 46 comparable hotels (31 comparable core hotels plus 15 non-strategic hotels) was $132.17, a 9.2% increase compared to the same period in 2013. The increase reflects a 6.3% increase in ADR to $164.79 and a 2.7% increase in occupancy to 80.2%. Hotel EBITDA for our 46 comparable hotels was $63.6 million, a 15.0% increase, and Hotel EBITDA margin was 29.9% during the quarter, a 175 basis point increase.
RevPAR for our 31 comparable core hotels (39 core hotels that exclude Wyndham hotels converted from Holiday Inn on March 1, 2013) increased 9.7% compared to the same period in 2013, while RevPAR for our 15 non-strategic hotels increased 7.5%.
Hotel EBITDA for our acquired and recently redeveloped hotels increased 23%, compared to the same period in 2013.
RevPAR for the eight hotels converted to Wyndham in 2013 increased 20.4% for the second quarter, compared to the same period in 2013. We expect revenues at these hotels will continue to grow meaningfully during 2014 and beyond, as transitional disruption subsides. Wyndham Worldwide Corporation has guaranteed minimum annual NOI for the eight hotels over the ten-year term of the management agreement. We do not expect any amount funded for 2014 by Wyndham under the guaranty to be significant.
RevPAR for our 54 Same-store hotels (46 comparable hotels plus the recently-converted Wyndham hotels) was $131.45, a 10.8% increase compared to the same period in 2013. The increase reflects a 7.0% increase in ADR to $164.81 and a 3.5% increase in occupancy to 79.8%.
See page 14 for hotel portfolio composition and pages 15-17 and 21-22 for more detailed hotel portfolio operating data.

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FelCor Lodging Trust Incorporated Second Quarter 2014 Operating Results
July 31, 2014

Second Quarter Operating Results

	Second Quarter
$ in millions, except for per share information	2014	2013	Change
Same-store Adjusted EBITDA	$67.0	$57.1	17.3%
Adjusted EBITDA	$69.2	$64.6	7.2%
Adjusted FFO per share	$0.26	$0.21	$0.05
Net income (loss) per share	$0.12	$(0.23)	$0.35

Same-store Adjusted EBITDA was $67.0 million, compared to $57.1 million for the same period in 2013, a 17.3% increase. Adjusted EBITDA (which includes Adjusted EBITDA for sold hotels prior to sale) was $69.2 million compared to $64.6 million for the same period in 2013.
Adjusted FFO was $32.9 million, or $0.26 per share, compared to $26.1 million, or $0.21 per share in 2013. Net income attributable to common stockholders was $14.6 million, or $0.12 per share in 2014, compared to a net loss of $28.4 million, or $0.23 per share, in 2013. Net income in 2014 included a $15.6 million net gain on asset sales. Net loss in 2013 included a $24.4 million impairment loss partially offset by a $7.3 million gain.
Year-to-Date Operating Results
RevPAR for 46 comparable hotels was $123.57, an 8.3% increase compared to the same period in 2013. The increase reflects a 5.9% increase in ADR to $162.12 and a 2.3% increase in occupancy to 76.2%. Total revenue for the 46 comparable hotels increased 7.7% from the same period in 2013. RevPAR for our 31 comparable core hotels increased 8.9%, while RevPAR for our 15 non-strategic hotels increased 6.5%.
Same-store Adjusted EBITDA was $106.1 million, compared to $90.0 million for the same period in 2013, a 17.9% increase. Adjusted EBITDA (which includes Adjusted EBITDA for sold hotels prior to sale) was $110.3 million compared to $102.2 million for the same period in 2013.
Adjusted FFO was $37.0 million, or $0.29 per share, compared to $25.3 million, or $0.20 per share, in 2013. Net loss attributable to common stockholders was $9.9 million, or $0.08 per share, in 2014, compared to a net loss of $64.2 million, or $0.52 per share, in 2013. Net loss in 2014 included a $21.5 million net gain on asset sales, and net loss in 2013 included a $24.4 million impairment loss partially offset by a $7.3 million gain.
EBITDA, Adjusted EBITDA, Same-store Adjusted EBITDA, Hotel EBITDA, Hotel EBITDA margin, FFO, Adjusted FFO and Adjusted FFO per share are all non-GAAP financial measures. See our discussion of “Non-GAAP Financial Measures” beginning on page 17 for a reconciliation of each of these measures to the most comparable GAAP financial measure and for information regarding the use, limitations and importance of these non-GAAP financial measures.

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FelCor Lodging Trust Incorporated Second Quarter 2014 Operating Results
July 31, 2014

Portfolio Repositioning
During the first six months of 2014, we sold four hotels for total gross proceeds of $95.2 million. At June 30, 2014, we had 17 non-strategic hotels to be sold (two of which had contracts with non-refundable deposits and were excluded from our same-store metrics).
In July, we unwound joint ventures that owned 10 non-strategic hotels. Through an exchange of interests, we now own five of those hotels outright (comprising 1,224 rooms), and our joint venture partner owns the other five (comprising 1,215 rooms). The five retained hotels will be marketed for sale in early September. In addition, we received our joint ventures partner’s 10% interest in the DoubleTree Suites hotel located in downtown Austin and now wholly-own that property.
Following the exchange of interests in our joint venture hotels, we now have 12 non-strategic hotels remaining to sell. Of the twelve, we have agreed to sell five hotels for total gross proceeds of approximately $115 million. Of the five, we have contracts, with non-refundable deposits, to sell four - the DoubleTree Suites - Charlotte, the Embassy Suites - Indianapolis, the Holiday Inn - Toronto Airport and the Sheraton - Atlanta Gateway.
Since December 2010, we have sold 28 non-strategic hotels, for total gross proceeds of $627 million, and exchanged interests in 10 non-strategic hotels with our joint venture partner.
Capital Expenditures
During the quarter, we invested $20.0 million in capital expenditures at our hotels (excluding the Knickerbocker), including approximately $7.8 million for redevelopment projects and repositioning for our Wyndham hotels.
During 2014, we plan to invest approximately $60 million in capital improvements and renovations, concentrated at seven core hotels, as part of our long-term capital plan. In addition, we are investing approximately $25 million to complete the repositioning of our Wyndham portfolio. Please see page 12 of this release for more detail on renovations.
We have invested $105.5 million (excluding initial acquisition costs and capitalized interest) through June 30, 2014 to redevelop the 4+ star Knickerbocker Hotel. Our net expected project cost remains $240 million, and we expect the hotel to open in early fall.
Balance Sheet
As of June 30, 2014, we had $1.6 billion of consolidated debt bearing a 6.3% weighted-average interest rate and a six-year weighted-average maturity. We had $61.3 million of cash and cash equivalents and $66.0 million of restricted cash, of which $51.9 million secured our Knickerbocker construction loan.
During the quarter, we repaid three loans that would have matured between July and August 2014, totaling $35 million. Those loans, each secured by a different hotel, bore interest at a weighted average rate of 6.6%.
During July, we obtained a $140 million term loan secured by three hotels. Borrowings under the facility bear interest at LIBOR (no floor) plus 2.5%. The loan matures in 2017 (may be extended for up to two years, subject to satisfaction of certain conditions) and is freely pre-

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FelCor Lodging Trust Incorporated Second Quarter 2014 Operating Results
July 31, 2014

payable. On August 15, 2014, we expect to use borrowings from the term loan, cash on hand and borrowings under our line of credit to redeem the remaining $234 million of our 10% senior secured notes. We will use proceeds from pending and future asset sales to repay the term loan and our line of credit. After redeeming the 10% notes, we will have no significant debt maturities, other than our line of credit, until 2019 and will have lowered our weighted average borrowing rate to below 6.0%.
Common Dividend
During the second quarter, we declared a $0.02 per share common stock dividend, which was paid in July. Future quarterly dividends will be based on funds available for distribution, reinvestment opportunities within our portfolio and taxable income, among other things.
Outlook
We have increased our RevPAR and EBITDA outlook primarily to reflect better than expected second quarter results. Our 2014 outlook reflects continued strong lodging industry fundamentals. Our expected RevPAR growth reflects a premium to the industry because of our high-quality diverse portfolio and continued strong growth at our acquired and recently redeveloped hotels.
Our outlook reflects selling all 12 remaining non-strategic hotels. The low end of our outlook assumes that five hotels are sold during the third quarter and seven are sold in the fourth quarter. The high end of our outlook assumes four hotels are sold in the third quarter and eight hotels are sold during the fourth quarter. Our outlook assumes EBITDA for the Wyndham hotels equates to the amount of Wyndham’s annual NOI guaranty.
During 2014, we expect:

•	RevPAR for Same-store hotels will increase 8.75% - 9.25%; and RevPAR for comparable hotels (excludes Wyndham) will increase 7.5% - 8.0%;

•	Adjusted EBITDA will be $211.5 million to $217.5 million;

•	Adjusted FFO per share will be $0.56 to $0.60;

•	Net income attributable to FelCor will be $1.0 million to $5.0 million; and

•	Interest expense, including our pro rata share from joint ventures, will be $96.0 million to $96.5 million.
The following table reconciles our 2014 Adjusted EBITDA to core Adjusted EBITDA outlook (in millions):

	Low	High
Previous Adjusted EBITDA	$206.0	$217.0
Operations	2.5	1.0
Updated timing of asset sales	3.0	(0.5)
Current Adjusted EBITDA	$211.5	$217.5
Hotel dispositions(a)	(25.0)	(28.5)
Core Adjusted EBITDA (40 hotels)(b)	$186.5	$189.0

(a)	EBITDA that is forecasted to be generated by 21 hotels that we assume will be sold from January 1, 2014 through the dates of sale.

(b)	Includes the Knickerbocker, which is scheduled to open in early fall.

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FelCor Lodging Trust Incorporated Second Quarter 2014 Operating Results
July 31, 2014

About FelCor
FelCor, a real estate investment trust, owns a diversified portfolio of primarily upper-upscale and luxury hotels that are located in major and resort markets. FelCor partners with leading hotel companies to operate its hotels, which are flagged under globally renowned brands and premier independent hotels. Additional information can be found on the Company’s website at www.felcor.com.
We invite you to listen to our second quarter earnings Conference Call on Thursday, July 31, 2014 at 10:00 a.m. (Central Time). The conference call will be webcast simultaneously on FelCor’s website at www.felcor.com. Interested investors and other parties who wish to access the call can go to FelCor’s website and click on the conference call microphone icon on the “Investor Relations” page. The conference call replay will also be archived on the Company’s website.
With the exception of historical information, the matters discussed in this news release include “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance. Numerous risks and uncertainties, and the occurrence of future events, may cause actual results to differ materially from those anticipated at the time the forward-looking statements are made. Current economic circumstances or an economic slowdown and the impact on the lodging industry, operating risks associated with the hotel business, relationships with our property managers, risks associated with our level of indebtedness and our ability to meet debt covenants in our debt agreements, our ability to complete acquisitions, dispositions and debt refinancing, the availability of capital, the impact on the travel industry from security precautions, our ability to continue to qualify as a Real Estate Investment Trust for federal income tax purposes and numerous other factors may affect future results, performance and achievements. Certain of these risks and uncertainties are described in greater detail in our filings with the Securities and Exchange Commission. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that actual results will not differ materially. We undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in our expectations.
Contact:
Stephen A. Schafer, Vice President Strategic Planning & Investor Relations
(972) 444-4912     sschafer@felcor.com

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FelCor Lodging Trust Incorporated Second Quarter 2014 Operating Results
July 31, 2014

SUPPLEMENTAL INFORMATION

INTRODUCTION

The following information is presented in order to help our investors understand FelCor’s financial position as of and for the three and six months ended June 30, 2014.

(a)
Our consolidated statements of operations and balance sheets have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted. The consolidated statements of operations and balance sheets should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent Annual Report on Form 10-K.

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FelCor Lodging Trust Incorporated Second Quarter 2014 Operating Results
July 31, 2014

Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2014	2013		2014	2013
Revenues:
Hotel operating revenue:
Room	$200,238	$184,327		$370,067	$344,834
Food and beverage	45,471	42,162		85,256	79,105
Other operating departments	12,570	12,317		23,978	23,405
Other revenue	1,236	1,050		1,563	1,449
Total revenues	259,515	239,856		480,864	448,793
Expenses:
Hotel departmental expenses:
Room	50,585	47,322		97,318	92,192
Food and beverage	33,066	31,747		64,253	61,993
Other operating departments	5,977	5,902		11,580	11,191
Other property-related costs	62,912	60,030		124,490	119,458
Management and franchise fees	10,160	8,914		19,173	18,077
Taxes, insurance and lease expense	26,992	24,853		50,625	47,017
Corporate expenses	7,647	6,694		15,472	14,526
Depreciation and amortization	29,082	29,898		58,683	59,653
Impairment loss	—	24,441		—	24,441
Conversion expenses	—	587		—	1,215
Other expenses	2,114	3,915		4,128	4,736
Total operating expenses	228,535	244,303		445,722	454,499
Operating income (loss)	30,980	(4,447)		35,142	(5,706)
Interest expense, net	(24,495)	(26,376)		(49,722)	(52,661)
Debt extinguishment	(27)	—		(33)	—
Gain on sale of other assets, net	100	—		100	—
Income (loss) before equity in income from unconsolidated entities	6,558	(30,823)		(14,513)	(58,367)
Equity in income from unconsolidated entities	2,766	1,905		3,409	1,994
Income (loss) from continuing operations	9,324	(28,918)		(11,104)	(56,373)
Income from discontinued operations	5	6,123		140	6,973
Income (loss) before gain on sale of property	9,329	(22,795)	—	(10,964)	(49,400)
Gain on sale of property, net	15,626	—		21,083	—
Net income (loss)	24,955	(22,795)		10,119	(49,400)
Net loss (income) attributable to noncontrolling interests in other partnerships	(262)	3,972		(184)	4,212
Net loss (income) attributable to redeemable noncontrolling interests in FelCor LP	(71)	140		50	320
Preferred distributions - consolidated joint venture	(341)	—		(522)	—
Net income (loss) attributable to FelCor	24,281	(18,683)		9,463	(44,868)
Preferred dividends	(9,678)	(9,678)		(19,356)	(19,356)
Net income (loss) attributable to FelCor common stockholders	$14,603	$(28,361)		$(9,893)	$(64,224)
Basic and diluted per common share data:
Income (loss) from continuing operations	$0.12	$(0.28)		$(0.08)	$(0.57)
Net income (loss)	$0.12	$(0.23)		$(0.08)	$(0.52)
Basic weighted average common shares outstanding	124,169	123,814		124,158	123,814
Diluted weighted average common shares outstanding	125,386	123,814		124,158	123,814

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FelCor Lodging Trust Incorporated Second Quarter 2014 Operating Results
July 31, 2014

Consolidated Balance Sheets
(in thousands)

	June 30,	December 31,
	2014	2013
Assets
Investment in hotels, net of accumulated depreciation of $882,585 and $929,801 at June 30, 2014 and December 31, 2013, respectively	$1,552,172	$1,653,267
Hotel development	261,181	216,747
Investment in unconsolidated entities	44,126	46,943
Hotels held for sale	33,148	16,319
Cash and cash equivalents	61,344	45,645
Restricted cash	66,046	77,227
Accounts receivable, net of allowance for doubtful accounts of $231 and $262 at June 30, 2014 and December 31, 2013, respectively	35,889	35,747
Deferred expenses, net of accumulated amortization of $22,095 and $20,362 at June 30, 2014 and December 31, 2013, respectively	25,962	29,325
Other assets	26,796	23,060
Total assets	$2,106,664	$2,144,280
Liabilities and Equity
Debt, net of discount of $1,615 and $4,714 at June 30, 2014 and December 31, 2013, respectively	$1,601,166	$1,663,226
Distributions payable	11,228	11,047
Accrued expenses and other liabilities	149,799	150,738
Total liabilities	1,762,193	1,825,011
Commitments and contingencies
Redeemable noncontrolling interests in FelCor LP, 613 and 618 units issued and outstanding at June 30, 2014 and December 31, 2013, respectively	6,440	5,039
Equity:
Preferred stock, $0.01 par value, 20,000 shares authorized:
Series A Cumulative Convertible Preferred Stock, 12,880 shares, liquidation value of $322,004 and $322,011, issued and outstanding at June 30, 2014 and December 31, 2013, respectively	309,354	309,362
Series C Cumulative Redeemable Preferred Stock, 68 shares, liquidation value of $169,950, issued and outstanding at June 30, 2014 and December 31, 2013	169,412	169,412
Common stock, $0.01 par value, 200,000 shares authorized; 124,290 and 124,051 shares issued and outstanding at June 30, 2014 and December 31, 2013, respectively	1,243	1,240
Additional paid-in capital	2,354,847	2,354,328
Accumulated other comprehensive income	24,892	24,937
Accumulated deficit	(2,584,211)	(2,568,350)
Total FelCor stockholders’ equity	275,537	290,929
Noncontrolling interests in other partnerships	21,500	23,301
Preferred equity in consolidated joint venture, liquidation value of $41,590	40,994	—
Total equity	338,031	314,230
Total liabilities and equity	$2,106,664	$2,144,280

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FelCor Lodging Trust Incorporated Second Quarter 2014 Operating Results
July 31, 2014

Consolidated Debt Summary
(dollars in thousands)

	Encumbered Hotels	Interest Rate (%)	Maturity Date	June 30, 2014	December 31, 2013
Line of credit	8	LIBOR + 3.375	June 2016(a)	$87,500	$88,000
Hotel mortgage debt
Mortgage debt	1	5.81	July 2016	9,641	9,904
Mortgage debt(b)	4	4.95	October 2022	125,404	126,220
Mortgage debt	1	4.94	October 2022	31,471	31,714
Senior notes
Senior secured notes(c)	11	10.00	October 2014	232,289	229,190
Senior secured notes	6	6.75	June 2019	525,000	525,000
Senior secured notes	9	5.625	March 2023	525,000	525,000
Knickerbocker loan(d)
Construction tranche	—	LIBOR + 4.00	May 2016	12,994	—
Cash collateralized tranche	—	LIBOR + 1.25	May 2016	51,867	64,861
Retired debt	—	—	—	—	63,337
Total	40			$1,601,166	$1,663,226

(a)	Our $225 million line of credit can be extended for one year (to 2017), subject to satisfying certain conditions.

(b)	This debt is comprised of separate non-cross-collateralized loans each secured by a mortgage of a single hotel.

(c)	We originally issued $636 million (face amount) of these notes. After redemptions in 2011 and 2012, $234 million (face amount) of these notes were outstanding at June 30, 2014 and December 31, 2013.

(d)
In November 2012, we obtained an $85.0 million construction loan to finance the redevelopment of the Knickerbocker Hotel. This loan can be extended for one year subject to satisfying certain conditions. In 2014, we drew $13.0 million of the cash collateral to fund construction costs, leaving $51.9 million of cash collateral to be drawn before drawing on the remaining $20.1 million available under the construction loan.

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FelCor Lodging Trust Incorporated Second Quarter 2014 Operating Results
July 31, 2014

Schedule of Encumbered Hotels
(dollars in millions)

Consolidated	June 30, 2014
Debt	Balance	Encumbered Hotels
Line of credit	$88
Charleston Mills House - WYN, Charlotte SouthPark - DT, Houston Medical Center - WYN, Mandalay Beach - ES, Miami International Airport - ES, Philadelphia Historic District - WYN, Pittsburgh University Center - WYN and Santa Monica at the Pier - WYN

CMBS debt	$10	Indianapolis North - ES
CMBS debt(a)	$125	Birmingham - ES, Ft. Lauderdale - ES, Minneapolis Airport - ES and Napa Valley - ES
CMBS debt	$31	Deerfield Beach - ES
Senior secured notes (10.00%)	$232
Atlanta Airport - SH, Boston Beacon Hill - WYN, Myrtle Beach Resort - ES, Nashville Opryland-Airport - HI, New Orleans French Quarter - WYN, Orlando Walt Disney World® - DT, San Diego Bayside - WYN, San Francisco Waterfront - ES, San Francisco Fisherman’s Wharf - HI, San Francisco Union Square - MAR and Toronto Airport - HI

Senior secured notes (6.75%)	$525	Boston Copley - FMT, Indian Wells Esmeralda Resort & Spa - REN, LAX South - ES, Morgans, Royalton and St. Petersburg Vinoy Resort & Golf Club - REN
Senior secured notes (5.625%)	$525
Atlanta Buckhead - ES, Boston Marlboro - ES, Burlington - SH, Dallas Love Field - ES, Milpitas - ES, Myrtle Beach Resort - HIL, Orlando South - ES, Philadelphia Society Hill - SH and SF South San Francisco - ES

(a)	This debt is comprised of separate non-cross-collateralized loans each secured by a mortgage of a different hotel.

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FelCor Lodging Trust Incorporated Second Quarter 2014 Operating Results
July 31, 2014

Capital Expenditures
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Improvements and additions to majority-owned hotels	$19,415	$23,681	$48,032	$47,023
Partners’ pro rata share of additions to consolidated joint venture hotels	(166)	(151)	(260)	(308)
Pro rata share of additions to unconsolidated hotels	781	465	1,404	802
Total additions to hotels(a)	$20,030	$23,995	$49,176	$47,517

(a)	Includes capitalized interest, property taxes, property insurance, ground leases and certain employee costs.
Hotels Under Renovation During 2014

	Primary Areas	Start Date	End Date
Burlington - SH	guestrooms, exterior	Nov-2013	May-2014
San Francisco Fisherman’s Wharf - HI	guestrooms, public areas, F&B	Nov-2013	Mar-2014
San Diego - WYN(a)	guestrooms, public areas	Nov-2013	May-2014
San Francisco Waterfront-ES(b)	guestrooms, F&B	Dec-2013	Jul-2014
LAX- ES(c)	public areas, F&B	Feb-2014	May-2014
New Orleans - WYN(a)	guestrooms, public areas	May-2014	Oct-2014
Dallas Love Field - ES	guestrooms, F&B	Jun-2014	Sep-2014
Nashville - HI	public areas, F&B	Aug-2014	Oct-2014
Ft. Lauderdale - ES(d)	guestrooms	July-2014	Oct-2014

(a)	Repositioning from Holiday Inn to Wyndham.

(b)	Public areas renovation completed in May 2013.

(c)	Guestrooms renovation completed in February 2013.

(d)	Public areas renovation completed in November 2013.

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FelCor Lodging Trust Incorporated Second Quarter 2014 Operating Results
July 31, 2014

Supplemental Financial Data
(in thousands, except per share data)

	June 30,	December 31,
Total Enterprise Value	2014	2013
Common shares outstanding	124,290	124,051
Units outstanding	613	618
Combined shares and units outstanding	124,903	124,669
Common stock price	$10.51	$8.16
Market capitalization	$1,312,731	$1,017,299
Series A preferred stock(a)	309,354	309,362
Series C preferred stock(a)	169,412	169,412
Preferred equity - Knickerbocker joint venture, net(b)	38,944	—
Consolidated debt(b)	1,601,166	1,663,226
Noncontrolling interests of consolidated debt	—	(2,719)
Pro rata share of unconsolidated debt	73,361	73,179
Hotel development	(261,181)	(216,747)
Cash, cash equivalents and restricted cash(c)	(127,390)	(122,872)
Total enterprise value (TEV)	$3,116,397	$2,890,140

(a)	Book value based on issue price.

(b)	Book value based on issue price, net of noncontrolling interest.

(c)	Restricted cash includes $51.9 million of cash fully securing $51.9 million of outstanding debt assumed when we purchased the Knickerbocker Hotel.

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FelCor Lodging Trust Incorporated Second Quarter 2014 Operating Results
July 31, 2014

Hotel Portfolio Composition
The following table illustrates the distribution of same-store hotels.

Brand	Hotels	Rooms	2013 Hotel Operating Revenue (in thousands)	2013 Hotel EBITDA (in thousands)(a)
Embassy Suites Hotels	18	4,982	$255,744	$81,051
Wyndham and Wyndham Grand(b)	8	2,528	103,932	35,042
Renaissance and Marriott	3	1,321	119,839	21,338
DoubleTree by Hilton and Hilton	3	802	41,106	12,619
Sheraton and Westin	2	673	37,996	10,173
Fairmont	1	383	49,104	7,844
Holiday Inn	2	968	46,403	6,405
Morgans and Royalton	2	285	34,340	3,513
Core hotels	39	11,942	688,464	177,985
Non-strategic hotels(c)	15	4,153	152,039	40,348
Same-store hotels	54	16,095	$840,503	$218,333

Market
San Francisco area	5	1,903	$124,825	$31,583
Boston	3	916	76,510	17,791
South Florida	3	923	50,011	14,303
Los Angeles area	2	481	23,760	10,450
Myrtle Beach	2	640	37,956	10,118
Philadelphia	2	728	34,271	7,567
Tampa	1	361	46,423	7,434
New York area	3	546	48,045	6,760
Austin	1	188	13,126	5,679
Atlanta	1	316	14,016	5,490
Other markets	16	4,940	219,521	60,810
Core hotels	39	11,942	688,464	177,985
Non-strategic hotels(c)	15	4,153	152,039	40,348
Same-store hotels	54	16,095	$840,503	$218,333

Location
Urban	17	5,310	$323,305	$81,341
Resort	9	2,733	185,264	41,288
Airport	8	2,621	122,735	37,359
Suburban	5	1,278	57,160	17,997
Core hotels	39	11,942	688,464	177,985
Non-strategic hotels(c)	15	4,153	152,039	40,348
Same-store hotels	54	16,095	$840,503	$218,333

(a)	Hotel EBITDA is more fully described on page 25.

(b)	These hotels were converted to Wyndham on March 1, 2013.

(c)	Excludes two hotels held for sale as of June 30, 2014.

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FelCor Lodging Trust Incorporated Second Quarter 2014 Operating Results
July 31, 2014

The following tables set forth occupancy, ADR and RevPAR for the three and six months ended June 30, 2014 and 2013, and the percentage changes therein for the periods presented, for our same-store hotels.
Hotel Operating Statistics by Brand

	Occupancy (%)
	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2014	2013	%Variance	2014	2013	%Variance
Embassy Suites Hotels	81.7	78.7	3.7	79.3	76.4	3.7
Renaissance and Marriott	76.3	73.2	4.2	76.0	74.0	2.6
DoubleTree by Hilton and Hilton	82.8	77.9	6.3	73.7	68.9	7.0
Sheraton and Westin	75.5	75.5	0.1	66.0	66.9	(1.2)
Fairmont	83.9	80.3	4.5	71.3	70.4	1.3
Holiday Inn	85.1	88.3	(3.7)	74.8	78.4	(4.5)
Morgans and Royalton	91.0	89.4	1.7	85.2	85.3	—
Comparable core hotels (31)	81.3	79.0	2.9	76.8	75.0	2.4
Non-strategic hotels (15)(a)	77.7	76.1	2.2	75.0	73.4	2.2
Comparable hotels (46)	80.2	78.1	2.7	76.2	74.5	2.3
Wyndham and Wyndham Grand(b)	77.4	71.2	8.7	70.2	67.4	4.2
Same-store hotels (54)	79.8	77.0	3.5	75.3	73.4	2.6
	ADR ($)
	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2014	2013	%Variance	2014	2013	%Variance
Embassy Suites Hotels	162.07	150.55	7.7	164.31	153.80	6.8
Renaissance and Marriott	227.30	214.91	5.8	231.96	218.02	6.4
DoubleTree by Hilton and Hilton	160.29	152.07	5.4	158.52	153.54	3.2
Sheraton and Westin	153.06	159.32	(3.9)	142.37	144.64	(1.6)
Fairmont	330.56	313.17	5.6	292.78	273.98	6.9
Holiday Inn	160.13	138.09	16.0	147.99	126.97	16.6
Morgans and Royalton	331.94	336.33	(1.3)	297.97	300.28	(0.8)
Comparable core hotels (31)	182.53	171.23	6.6	179.59	168.90	6.3
Non-strategic hotels (15)(a)	122.74	166.70	5.2	121.57	116.58	4.3
Comparable hotels (46)	164.79	154.98	6.3	162.12	153.15	5.9
Wyndham and Wyndham Grand(b)	164.91	148.81	10.8	155.86	144.36	8.0
Same-store hotels (54)	164.81	154.08	7.0	161.21	151.88	6.1
	RevPAR ($)
	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2014	2013	%Variance	2014	2013	%Variance
Embassy Suites Hotels	132.35	118.53	11.7	130.22	117.55	10.8
Renaissance and Marriott	173.47	157.39	10.2	176.20	161.40	9.2
DoubleTree by Hilton and Hilton	132.72	118.41	12.1	116.77	105.76	10.4
Sheraton and Westin	115.62	120.21	(3.8)	94.03	96.70	(2.8)
Fairmont	227.30	251.44	10.3	208.76	192.81	8.3
Holiday Inn	136.21	121.92	11.7	110.75	99.53	11.3
Morgans and Royalton	301.98	300.74	0.4	253.93	256.00	(0.8)
Comparable core hotels (31)	148.39	135.30	9.7	137.88	126.64	8.9
Non-strategic hotels (15)(a)	95.40	88.76	7.5	91.12	85.53	6.5
Comparable hotels (46)	132.17	121.06	9.2	123.57	114.08	8.3
Wyndham and Wyndham Grand(b)	127.59	105.95	20.4	109.40	97.27	12.5
Same-store hotels (54)	131.45	118.69	10.8	121.34	111.43	8.9
(a)    Excludes two hotels held for sale as of June 30, 2014.
(b)    These hotels were converted to Wyndham on March 1, 2013.

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FelCor Lodging Trust Incorporated Second Quarter 2014 Operating Results
July 31, 2014

Hotel Operating Statistics by Market

	Occupancy (%)
	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2014	2013	%Variance	2014	2013	%Variance
San Francisco area	85.1	86.3	(1.4)	78.6	80.3	(2.2)
Boston	83.1	79.9	4.0	72.0	71.5	0.8
South Florida	84.9	79.3	6.9	88.0	85.0	3.5
Los Angeles area	84.9	87.0	(2.4)	83.8	82.0	2.2
Myrtle Beach	78.4	75.7	3.6	62.0	56.5	9.7
Philadelphia	78.4	79.0	(0.8)	69.1	66.1	4.6
Tampa	84.8	81.8	3.6	85.5	82.8	3.2
New York area	88.0	87.8	0.2	79.9	80.6	(0.9)
Austin	82.1	87.1	(5.7)	80.3	83.7	(4.1)
Atlanta	76.9	74.4	3.4	76.2	73.3	3.9
Other markets	77.0	72.4	6.4	74.8	71.3	4.8
Comparable core hotels (31)	81.3	79.0	2.9	76.8	75.0	2.4
	ADR ($)
	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2014	2013	%Variance	2014	2013	%Variance
San Francisco area	203.56	179.54	13.4	196.51	171.62	14.5
Boston	267.04	251.75	6.1	240.43	224.95	6.9
South Florida	148.46	134.39	10.5	177.73	164.33	8.2
Los Angeles area	146.14	138.07	5.8	141.77	137.16	3.4
Myrtle Beach	170.84	162.69	5.0	148.21	145.28	2.0
Philadelphia	172.66	182.05	(5.2)	162.40	170.15	(4.6)
Tampa	194.20	182.67	6.3	210.17	199.34	5.4
New York area	265.24	260.37	1.9	249.10	241.31	3.2
Austin	209.58	192.74	8.7	220.94	206.60	6.9
Atlanta	141.54	144.32	(1.9)	143.98	143.56	0.3
Other markets	154.90	146.29	5.9	154.54	147.69	4.6
Comparable core hotels (31)	182.53	171.23	6.6	179.59	168.90	6.3
	RevPAR ($)
	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2014	2013	%Variance	2014	2013	%Variance
San Francisco area	173.22	154.94	11.8	154.42	137.87	12.0
Boston	221.88	201.17	10.3	173.16	160.81	7.7
South Florida	125.98	106.63	18.1	156.41	139.74	11.9
Los Angeles area	124.13	120.18	3.3	118.82	112.49	5.6
Myrtle Beach	133.98	123.19	8.8	91.94	82.16	11.9
Philadelphia	135.35	143.82	(5.9)	112.22	112.41	(0.2)
Tampa	164.67	149.46	10.2	179.62	165.02	8.8
New York area	233.33	228.66	2.0	198.94	194.52	2.3
Austin	172.12	167.82	2.6	177.37	172.96	2.6
Atlanta	108.84	107.37	1.4	109.73	105.28	4.2
Other markets	119.32	105.93	12.6	115.54	105.34	9.7
Comparable core hotels (31)	148.39	135.30	9.7	137.88	126.64	8.9

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FelCor Lodging Trust Incorporated Second Quarter 2014 Operating Results
July 31, 2014

Historical Quarterly Operating Statistics

	Occupancy (%)
	Q3 2013	Q4 2013	Q1 2014	Q2 2014
Comparable core hotels (31)	78.9	70.4	72.2	81.3
Non-strategic hotels (15)(a)	74.2	68.7	72.2	77.7
Comparable hotels (46)	77.4	69.9	72.2	80.2
Wyndham and Wyndham Grand (8)(b)	68.7	59.1	62.9	77.4
Same-store hotels (54)	76.1	68.2	70.7	79.8

	ADR ($)
	Q3 2013	Q4 2013	Q1 2014	Q2 2014
Comparable core hotels (31)	171.37	170.40	176.24	182.53
Non-strategic hotels (15)(a)	117.84	115.80	120.30	122.74
Comparable hotels (46)	155.66	153.98	159.13	164.79
Wyndham and Wyndham Grand (8)(b)	140.19	149.34	144.62	164.91
Same-store hotels (54)	153.47	153.35	157.10	164.81

	RevPAR ($)
	Q3 2013	Q4 2013	Q1 2014	Q2 2014
Comparable core hotels (31)	135.17	120.03	127.25	148.39
Non-strategic hotels (15)(a)	87.43	79.54	86.80	95.40
Comparable hotels (46)	120.55	107.64	114.87	132.17
Wyndham and Wyndham Grand (8)(b)	96.31	88.30	90.99	127.59
Same-store hotels (54)	116.74	104.63	111.12	131.45
(a)    Excludes two hotels held for sale as of June 30, 2014.
(b)    These hotels were converted to Wyndham on March 1, 2013.

Non-GAAP Financial Measures
We refer in this release to certain “non-GAAP financial measures.” These measures, including FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Same-store Adjusted EBITDA, Hotel EBITDA and Hotel EBITDA margin, are measures of our financial performance that are not calculated and presented in accordance with generally accepted accounting principles (“GAAP”). The following tables reconcile each of these non-GAAP measures to the most comparable GAAP financial measure. Immediately following the reconciliations, we include a discussion of why we believe these measures are useful supplemental measures of our performance and the limitations of such measures.

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FelCor Lodging Trust Incorporated Second Quarter 2014 Operating Results
July 31, 2014

Reconciliation of Net Income (Loss) to FFO and Adjusted FFO
(in thousands, except per share data)

	Three Months Ended June 30,
	2014			2013
	Dollars	Shares	Per Share Amount	Dollars	Shares	Per Share Amount
Net income (loss)	$24,955			$(22,795)
Noncontrolling interests	(333)			4,112
Preferred dividends	(9,678)			(9,678)
Preferred distributions - consolidated joint venture	(341)			—
Net income (loss) attributable to FelCor common stockholders	14,603			(28,361)
Less: Dividends declared on unvested restricted stock	(2)			—
Less: Undistributed earnings allocated to unvested restricted stock	(6)			—
Basic earnings per share data	14,595	124,169	$0.12	(28,361)	123,814	$(0.23)
Restricted stock units	—	1,217	—	—	—	—
Diluted earnings per share data	14,595	125,386	0.12	(28,361)	123,814	(0.23)
Depreciation and amortization	29,082	—	0.23	29,898	—	0.24
Depreciation, discontinued operations and unconsolidated entities	2,700	—	0.02	4,448	—	0.04
Gain on sale of other assets	(100)	—	—	—	—	—
Impairment loss, net of non-controlling interests in other partnerships	—	—	—	20,382	—	0.16
Impairment loss, discontinued operations	—	—	—	3,265	—	0.03
Gain on sale of hotels, net of noncontrolling interests in other partnerships	(15,541)	—	(0.12)	(7,259)	—	(0.06)
Noncontrolling interests in FelCor LP	71	614	(0.01)	(140)	621	—
Dividends declared on unvested restricted stock	2	—	—	—	—	—
Undistributed earnings allocated to unvested restricted stock	6	—	—	—	—	—
Conversion of unvested restricted stock and units	—	11	—	—	792	—
FFO	30,815	126,011	0.24	22,233	125,227	0.18
Debt extinguishment	25	—	—	—	—	—
Severance costs	3	—	—	2,791	—	0.02
Conversion expenses	—	—	—	587	—	0.01
Variable stock compensation	854	—	0.01	121	—	—
Pre-opening costs, net of noncontrolling interests	1,206	—	0.01	322	—	—
Adjusted FFO	$32,903	126,011	$0.26	$26,054	125,227	$0.21

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FelCor Lodging Trust Incorporated Second Quarter 2014 Operating Results
July 31, 2014

Reconciliation of Net Income (Loss) to FFO and Adjusted FFO
(in thousands, except per share data)

	Six Months Ended June 30,
	2014			2013
	Dollars	Shares	Per Share Amount	Dollars	Shares	Per Share Amount
Net income (loss)	$10,119			$(49,400)
Noncontrolling interests	(134)			4,532
Preferred distributions - consolidated joint venture	(522)			—
Preferred dividends	(19,356)			(19,356)
Net loss attributable to FelCor common stockholders	(9,893)			(64,224)
Less: Dividends declared on unvested restricted stock	(3)			—
Basic and diluted earnings per share data	(9,896)	124,158	$(0.08)	(64,224)	123,814	$(0.52)
Depreciation and amortization	58,683	—	0.47	59,653	—	0.48
Depreciation, discontinued operations and unconsolidated entities	5,374	—	0.04	8,971	—	0.07
Gain on sale of other assets	(100)	—	—	—	—	—
Impairment loss, net of non-controlling interests in other partnerships	—	—	—	20,382	—	0.16
Impairment loss, discontinued operations	—	—	—	3,265	—	0.03
Gain on sale of hotels, net of noncontrolling interests in other partnerships	(21,361)	—	(0.17)	(7,259)	—	(0.06)
Noncontrolling interests in FelCor LP	(50)	616	—	(320)	621	—
Dividends declared on unvested restricted stock	3	—	—	—	—	—
Conversion of unvested restricted stock and units	—	1,029	—	—	565	—
FFO	32,653	125,803	0.26	20,468	125,000	0.16
Acquisition costs	—	—	—	23	—	—
Debt extinguishment, including discontinued operations	276	—	—	—	—	—
Severance costs	403	—	—	2,791	—	0.02
Conversion expenses	—	—	—	1,215	—	0.01
Variable stock compensation	1,419	—	0.01	223	—	—
Pre-opening costs, net of noncontrolling interests	2,259	—	0.02	563	—	0.01
Adjusted FFO	$37,010	125,803	$0.29	$25,283	125,000	$0.20

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FelCor Lodging Trust Incorporated Second Quarter 2014 Operating Results
July 31, 2014

Reconciliation of Net Income (Loss) to EBITDA, Adjusted EBITDA and Same-Store Adjusted EBITDA
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Net income (loss)	$24,955	$(22,795)	$10,119	$(49,400)
Depreciation and amortization	29,082	29,898	58,683	59,653
Depreciation, discontinued operations and unconsolidated entities	2,700	4,448	5,374	8,971
Interest expense	24,509	26,398	49,751	52,705
Interest expense, discontinued operations and unconsolidated entities	647	879	1,390	1,749
Noncontrolling interests in other partnerships	(262)	3,972	(184)	4,212
EBITDA	81,631	42,800	125,133	77,890
Impairment loss, net of noncontrolling interests in other partnerships	—	20,382	—	20,382
Impairment loss, discontinued operations	—	3,265	—	3,265
Debt extinguishment, including discontinued operations	25	—	276	—
Acquisition costs	—	—	—	23
Gain on sale of hotels, net of noncontrolling interests in other partnerships	(15,541)	(7,259)	(21,361)	(7,259)
Gain on sale of other assets	(100)	—	(100)	—
Amortization of fixed stock and directors’ compensation	1,171	1,572	2,292	3,150
Severance costs	3	2,791	403	2,791
Conversion expenses	—	587	—	1,215
Variable stock compensation	854	121	1,419	223
Pre-opening costs, net of noncontrolling interests	1,206	322	2,259	563
Adjusted EBITDA	69,249	64,581	110,321	102,243
Adjusted EBITDA from hotels, disposed and held for sale	(2,293)	(7,507)	(4,210)	(12,224)
Same-store Adjusted EBITDA	$66,956	$57,074	$106,111	$90,019

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FelCor Lodging Trust Incorporated Second Quarter 2014 Operating Results
July 31, 2014

Hotel EBITDA and Hotel EBITDA Margin
(dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Same-store operating revenue:
Room	$192,523	$173,831	$353,480	$325,313
Food and beverage	43,389	39,823	81,196	74,700
Other operating departments	12,222	11,891	23,239	22,575
Same-store operating revenue	248,134	225,545	457,915	422,588
Same-store operating expense:
Room	48,335	44,465	92,368	86,578
Food and beverage	31,473	30,044	61,074	58,697
Other operating departments	5,823	5,690	11,246	10,772
Other property related costs	60,108	56,259	118,095	112,078
Management and franchise fees	9,732	8,305	18,234	16,939
Taxes, insurance and lease expense	15,120	14,251	29,584	27,924
Same-store operating expense	170,591	159,014	330,601	312,988
Hotel EBITDA	$77,543	$66,531	$127,314	$109,600
Hotel EBITDA Margin	31.3%	29.5%	27.8%	25.9%

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Hotel EBITDA - Comparable core (31)	$51,241	$43,979	$84,650	$72,552
Hotel EBITDA - Non-strategic (15)(a)	12,382	11,351	22,706	20,762
Hotel EBITDA - Comparable (46)	63,623	55,330	107,356	93,314
Hotel EBITDA - Wyndham (8)	13,920	11,201	19,958	16,286
Hotel EBITDA (54)	$77,543	$66,531	$127,314	$109,600

Hotel EBITDA Margin - Comparable core (31)	30.1%	28.0%	26.8%	24.8%
Hotel EBITDA Margin - Non-strategic (15)(a)	29.3%	28.6%	27.8%	27.0%
Hotel EBITDA Margin - Comparable (46)	29.9%	28.1%	27.0%	25.2%
Hotel EBITDA Margin - Wyndham (8)	39.5%	38.7%	33.3%	30.8%
Hotel EBITDA Margin (54)	31.3%	29.5%	27.8%	25.9%

(a)    Excludes two hotels held for sale as of June 30, 2014.

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FelCor Lodging Trust Incorporated Second Quarter 2014 Operating Results
July 31, 2014

Reconciliation of Same-store Operating Revenue and Same-store Operating Expense to Total Revenue, Total Operating Expense and Operating Income (Loss)
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Same-store operating revenue	$248,134	$225,545	$457,915	$422,588
Other revenue	1,236	1,050	1,563	1,449
Revenue from hotels, disposed and held for sale(a)	10,145	13,261	21,386	24,756
Total revenue	259,515	239,856	480,864	448,793
Same-store operating expense	170,591	159,014	330,601	312,988
Consolidated hotel lease expense(b)	13,296	12,166	23,687	21,723
Unconsolidated taxes, insurance and lease expense	(1,985)	(2,040)	(3,951)	(3,938)
Corporate expenses	7,647	6,694	15,472	14,526
Depreciation and amortization	29,082	29,898	58,683	59,653
Impairment loss	—	24,441	—	24,441
Conversion expenses	—	587	—	1,215
Expenses from hotels, disposed and held for sale(a)	7,790	9,628	17,102	19,155
Other expenses	2,114	3,915	4,128	4,736
Total operating expense	228,535	244,303	445,722	454,499
Operating income (loss)	$30,980	$(4,447)	$35,142	$(5,706)

(a)
During the six months ended June 30, 2014, we sold three hotels, which were not held for sale at December  31, 2013, for $78.1 million. In addition, we have agreed to sell two hotels for $52 million. These hotels are considered held for sale on our June 30, 2014 balance sheet, as the purchasers each paid a non-refundable deposit toward the purchase price. Under recently issued GAAP accounting guidance, we included the operating performance for these hotels in continuing operations in our Consolidated Statements of Operations for the three and six months ended June 30, 2014 and 2013. However, for purposes of our Non-GAAP reporting metrics, we have excluded the results of these hotels to provide a meaningful same-store comparison.

(b)
Consolidated hotel lease expense represents the percentage lease expense of our 51% owned operating lessees. The offsetting percentage lease revenue is included in equity in income from unconsolidated entities.

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FelCor Lodging Trust Incorporated Second Quarter 2014 Operating Results
July 31, 2014

Reconciliation of Forecasted Net Income attributable to FelCor to Forecasted FFO and EBITDA
(in millions, except per share data)

	Full Year 2014 Guidance
	Low		High
	Dollars	Per Share Amount(a)	Dollars	Per Share Amount(a)
Net income attributable to FelCor(b)	$1.0		$5.0
Preferred dividends	(39.0)		(39.0)
Net loss attributable to FelCor common stockholders	(38.0)	$(0.31)	(34.0)	$(0.28)
Gain on sale of hotels, net	(21.0)		(21.0)
Depreciation(c)	125.0		126.5
FFO	$66.0	$0.53	$71.5	$0.57
Pre-opening costs	2.0		2.0
Variable stock compensation	1.5		1.5
Severance costs	0.5		0.5
Adjusted FFO	$70.0	$0.56	$75.5	$0.60

Net income attributable to FelCor(b)	$1.0		$5.0
Depreciation(c)	125.0		126.5
Interest expense(c)	96.0		96.5
Amortization expense	1.0		1.0
EBITDA	$223.0		$229.0
Gain on sale of hotels, net	(21.0)		(21.0)
Amortization of stock compensation	5.5		5.5
Pre-opening costs	2.0		2.0
Variable stock compensation	1.5		1.5
Severance costs	0.5		0.5
Adjusted EBITDA	$211.5		$217.5

(a)	Weighted average shares are 125.7 million.

(b)	Excludes any gains or losses on future asset sales.

(c)	Includes pro rata portion of unconsolidated entities.

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FelCor Lodging Trust Incorporated Second Quarter 2014 Operating Results
July 31, 2014

Substantially all of our non-current assets consist of real estate. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider supplemental measures of performance, which are not measures of operating performance under GAAP, to be helpful in evaluating a real estate company’s operations. These supplemental measures are not measures of operating performance under GAAP. However, we consider these non-GAAP measures to be supplemental measures of a hotel REIT’s performance and should be considered along with, but not as an alternative to, net income (loss) attributable to FelCor as a measure of our operating performance.
FFO and EBITDA
The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income or loss attributable to parent (computed in accordance with GAAP), excluding gains or losses from sales of property, plus depreciation, amortization and impairment losses. FFO for unconsolidated partnerships and joint ventures are calculated on the same basis. We compute FFO in accordance with standards established by NAREIT. This may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do.
EBITDA is a commonly used measure of performance in many industries. We define EBITDA as net income or loss attributable to parent (computed in accordance with GAAP) plus interest expenses, income taxes, depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect EBITDA on the same basis.
Adjustments to FFO and EBITDA
We adjust FFO and EBITDA when evaluating our performance because management believes that the exclusion of certain additional items provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted FFO, and Adjusted EBITDA when combined with GAAP net income attributable to FelCor, EBITDA and FFO, is beneficial to an investor’s better understanding of our operating performance.

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Gains and losses related to extinguishment of debt and interest rate swaps - We exclude gains and losses related to extinguishment of debt and interest rate swaps from FFO and EBITDA because we believe that it is not indicative of ongoing operating performance of our hotel assets. This also represents an acceleration of interest expense or a reduction of interest expense, and interest expense is excluded from EBITDA.

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FelCor Lodging Trust Incorporated Second Quarter 2014 Operating Results
July 31, 2014

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Cumulative effect of a change in accounting principle - Infrequently, the Financial Accounting Standards Board promulgates new accounting standards that require the consolidated statements of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments in computing Adjusted FFO and Adjusted EBITDA because they do not reflect our actual performance for that period.

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Other transaction costs - From time to time, we periodically incur costs that are not indicative of ongoing operating performance. Such costs include, but are not limited to, conversion costs, acquisition costs, pre-opening costs and severance costs. We exclude these costs from the calculation of Adjusted FFO and Adjusted EBITDA.

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Variable stock compensation - We exclude the cost associated with our variable stock compensation. This cost is subject to volatility related to the price and dividends of our common stock that does not necessarily correspond to our operating performance.

In addition, to derive Adjusted EBITDA, we exclude gains or losses on the sale of depreciable assets and impairment losses because including them in EBITDA is inconsistent with reporting the ongoing performance of our remaining assets. Additionally, the gain or loss on sale of depreciable assets and impairment losses represents either accelerated depreciation or excess depreciation in previous periods, and depreciation is excluded from EBITDA. We also exclude the amortization of our fixed stock and directors’ compensation. While this amortization is included in corporate expenses and is not separately stated on our statement of operations, excluding this amortization is consistent with the EBITDA definition.
Hotel EBITDA and Hotel EBITDA Margin
Hotel EBITDA and Hotel EBITDA margin are commonly used measures of performance in the hotel industry and give investors a more complete understanding of the operating results over which our individual hotels and brand/managers have direct control. We believe that Hotel EBITDA and Hotel EBITDA margin are useful to investors by providing greater transparency with respect to two significant measures that we use in our financial and operational decision-making. Additionally, using these measures facilitates comparisons with other hotel REITs and hotel owners. We present Hotel EBITDA and Hotel EBITDA margin in a manner consistent with Adjusted EBITDA, however, we also eliminate all revenues and expenses from continuing operations not directly associated with hotel operations, including other income and corporate-level expenses. We eliminate these additional items because we believe property-level results provide investors with supplemental information into the ongoing operational performance of our hotels and the effectiveness of management on a property-level basis. We also eliminate consolidated percentage rent paid to unconsolidated entities, which is effectively eliminated by noncontrolling interests and equity in income from unconsolidated subsidiaries, and include the cost of unconsolidated taxes, insurance and lease expense, to reflect the entire operating costs applicable to our Consolidated Hotels. Hotel EBITDA and Hotel EBITDA margins are presented on a same-store basis.

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FelCor Lodging Trust Incorporated Second Quarter 2014 Operating Results
July 31, 2014

Use and Limitations of Non-GAAP Measures
Our management and Board of Directors use FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Same-store Adjusted EBITDA, Hotel EBITDA and Hotel EBITDA margin to evaluate the performance of our hotels and to facilitate comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital intensive companies. We use Hotel EBITDA and Hotel EBITDA margin in evaluating hotel-level performance and the operating efficiency of our hotel managers.
The use of these non-GAAP financial measures has certain limitations. These non-GAAP financial measures as presented by us, may not be comparable to non-GAAP financial measures as calculated by other real estate companies. These measures do not reflect certain expenses or expenditures that we incurred and will incur, such as depreciation, interest and capital expenditures. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our reconciliations to the most comparable GAAP financial measures, and our consolidated statements of operations and cash flows, include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures.
These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. Management strongly encourages investors to review our financial information in its entirety and not to rely on a single financial measure.

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